                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                             THE CHERRY CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $1.00 per share (the "Shares"), of The Cherry Corporation, a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase, dated June 15, 2000 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mailed to Harris Trust and Savings Bank (the "Depositary") at one of the addresses set forth below. See "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                         Harris Trust and Savings Bank

               BY MAIL:                      BY FACSIMILE TRANSMISSION:           BY HAND OR OVERNIGHT COURIER:
     Harris Trust and Savings Bank                (212) 701-7636                  Harris Trust and Savings Bank
 c/o Harris Trust Company of New York                                         c/o Harris Trust Company of New York
          Wall Street Station                FOR INFORMATION TELEPHONE:                  Receive Window
             P.O. Box 1010                        (212) 701-7624                Wall Street Plaza 88 Pine Street,
     New York, New York 10268-1010                                                         19th Floor
                                                                                    New York, New York 10005

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

    The undersigned hereby tenders to CABO Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth under "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase.

Number of Shares: ______________________________________________________________

Certificate No(s). (if available): _____________________________________________

Name(s) of Record Holder(s): ___________________________________________________

If Shares will be tendered
by book-entry transfer:

        Name of Tendering Institutions: ________________________________________

        Account No.: ___________________________________________________________

Address: _______________________________________________________________________
                                Include Zip Code

Signature(s): __________________________________________________________________

Dated: _______________________________, 2000

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, as Eligible Institution (as such term is defined under "THE TENDER OFFER--Procedures for Tendering Shares" of the Offer to Purchase), hereby guarantees to deliver to the Depositary at one of its addresses set forth above the certificates representing the Shares tendered hereby, in proper form for transfer, or a timely confirmation of a book-entry transfer with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in "THE TENDER OFFER-- Acceptance for Payment and Payment for Shares" of the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm: __________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Name(s): _______________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Title: _________________________________________________________________________

Address: _______________________________________________________________________
                               (INCLUDE ZIP CODE)

Area Code and Telephone No.: ___________________________________________________

Date: ______________________________________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A LETTER OF TRANSMITTAL.